Exhibit 99.2

Web.com Group, Inc. 12808 Gran Bay Parkway West Jacksonville, FL 32258 T: (904) 680-6600 F: (904) 880-0350 NASDAQ: WEB

Web.com Announces $100 Million Addition to Stock Repurchase Authorization

JACKSONVILLE, Fla. - November 3, 2016 - Web.com Group, Inc. (Nasdaq: WEB), a leading provider of Internet services and online marketing solutions for small businesses, today announced that its Board of Directors has increased Web.com’s current stock repurchase plan by $100 million and extended the expiration date to December 31, 2018.
"We are pleased to announce this expansion of our stock repurchase program, which is a key element of our strategy to use our strong cash flow generation and balance sheet to generate shareholder value. Since we initiated our share repurchase program in November 2014, we have repurchased 4.1 million shares for $79 million. We remain focused on efficiently allocating capital among our opportunities to invest in the Company, repay debt and buy back stock. The expansion and extension of the stock buyback program gives us additional flexibility to deploy excess cash.” said David L. Brown, chairman, chief executive officer and president of Web.com.
As of November 2, 2016, there was $21 million of remaining availability in the existing authorization. With the expansion of the plan, there is now a total of $121 million available for share repurchases. The repurchase program will be funded using Web.com’s available cash balances and future operating cash flows. The timing, price and volume of repurchases will be based on market conditions, restrictions under applicable securities laws and other factors. The repurchase program, which is authorized through December 31, 2018, may be terminated by Web.com at any time and does not require Web.com to repurchase any specific number of shares.
The repurchases may be made periodically in a variety of ways including open market purchases at prevailing market prices, in privately negotiated transactions, or pursuant to a 10b5-1 plan implemented by Web.com.
Any repurchases under this share repurchase program will be disclosed in Web.com’s future quarterly reports on Form 10-Q and annual reports on Form 10-K filed with the Securities and Exchange Commission.
About Web.com
Web.com Group, Inc. (Nasdaq: WEB) provides a full range of Internet services to small businesses to help them compete and succeed online. Web.com meets the needs of small businesses anywhere along their lifecycle with affordable, subscription-based solutions including domains, hosting, website design and management, search engine optimization, online marketing campaigns, local sales leads, social media, mobile products and eCommerce solutions. For more information, please visit web.com; follow Web.com on Twitter @webdotcom or on Facebook at facebook.com/web.com.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.
Forward-Looking Statements
This press release includes certain "forward-looking statements" including, without limitation, statements regarding, our strategy to use our strong cash flow and balance sheet to create shareholder value, efficiently allocating and investing capital in the Company, to repay debt and buyback stock, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts. These statements are sometimes identified by words such as "will," "opportunities," or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com's actual results could differ materially from those anticipated in these forward-looking statements. These statements are based on Web.com's current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, risks related to the successful offering of the products and services of Web.com; and other risks that may impact Web.com's business. Other risk factors are set forth under the caption, "Risk Factors," in Web.com's Annual Report on Form 10-K for the year ended December 31, 2015, and Form 10-Q for the quarter ended June 30, 2016, as filed with the Securities and Exchange Commission, which are available on a website maintained by the Securities and Exchange Commission at www.sec.gov. Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contacts
Investors:
Ira Berger
904-680-6909
Ira.Berger@web.com

Media:
Amy Ebenstein
646-209-3312
amy.ebenstein@bm.com